600 North Centennial Street
Zeeland, Michigan 49464

NOTICE OF 2005 ANNUAL MEETING

          The Annual Meeting of the Shareholders of Gentex Corporation (“the Company”), a Michigan corporation, will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan, on Thursday, May 12, 2005, at 4:30 p.m. EST, for the following purposes:

1.	To elect three directors as set forth in the Proxy Statement.

2.	To act upon a proposal to approve the First Amendment to the Gentex Corporation Qualified Stock Option Plan.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2005.

4.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

          Shareholders of record as of the close of business on March 18, 2005, are entitled to notice of, to attend, and to vote at the meeting.  We are pleased to offer multiple options for voting your shares.  As detailed in the “Solicitation of Proxies” section of this notice and Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting.  We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

          Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above.  If you do attend the meeting and wish to vote in person, you may withdraw your earlier-dated Proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Connie Hamblin
Secretary

April 1, 2005

GENTEX CORPORATION

600 North Centennial Street
Zeeland, Michigan 49464

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD MAY 12, 2005

QUESTIONS & ANSWERS

PROXY STATEMENT

Why am I receiving this Proxy Statement?

The Company’s Board of Directors is soliciting proxies for the 2005 Annual Meeting of Shareholders. You are receiving a Proxy Statement because you owned shares of Gentex common stock on March 18, 2005, which entitles you to notice of, to attend, and to vote at the meeting. By use of a Proxy, you can vote whether or not you plan to attend the meeting. The Proxy Statement describes the matters on which the Board would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of the Annual Meeting, Proxy Statement and Proxy are being mailed to shareholders on or about April 1, 2005.

What will I be voting on?

•	Election of three directors (see pages 6-7).
•	Proposal to approve the First Amendment to the Gentex Corporation Qualified Stock Option Plan (see pages 8-9).
•	Ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2005 (see page 23).

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors, FOR the proposal to approve the First Amendment to the Gentex Corporation Qualified Stock Option Plan, and FOR ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2005.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting.  We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your Proxy will not be counted.

Please note that there are separate telephone and Internet arrangements depending upon whether you are a holder of record [that is, if your shares are registered in your own name with our transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in “street name” (that is, if your shares are held for you by your bank, broker or other record holder).

Shareholders of record voting by Proxy may use one of the following three options:

•	Voting by Internet (log on to https://www.proxyvote.com and follow the directions there). We recommend you vote this way as it is the most cost-effective method; or
•	Voting by toll-free telephone (instructions are on the Proxy Card or Voting Instruction Form); or
•	Filling out the enclosed Proxy Card or Voting Instruction Form, signing it, and mailing it in the enclosed postage paid envelope.

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EST on May 11, 2005. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

•	Revoking it by written notice to the Secretary of the Company at the address on the cover of the Proxy Statement;
•	Delivering a later-dated Proxy (including a telephone or Internet vote); or
•	Voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 18, 2005.

How many shares are entitled to vote?

There were 77,905,418 shares of Gentex common stock outstanding as of March 18, 2005, and entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

Under the Company’s Bylaws, a majority of all of the voting shares of the capital stock as of March 18, 2005, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card?

If you return a Proxy Card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	For the approval of the director nominees to the Board listed on the card.
•	For the proposal to approve the First Amendment to the Gentex Corporation Qualified Stock Option Plan.
•	For ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2005.

How many votes are needed for the proposals to pass?

•	The three nominees for director will be elected by a plurality of the votes cast.
•	The proposal to approve the First Amendment to the Gentex Corporation Qualified Stock Option Plan must be approved by a majority of the votes cast.
•	Ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2005, must be approved by a majority of the votes cast.

What if I vote “abstain?”

A vote to “abstain” on the election of the directors or on the proposals will have no effect on the outcome.

What if I do not return my Proxy Card and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted. If you hold your shares in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your bank, broker or other holder of record may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on any of the proposals, the votes will be “broker non-votes.”  “Broker non-votes” will have no effect on the vote for the election of directors or the proposals.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation of votes and certification of the vote; or
•	to facilitate successful Proxy solicitation by our Board.

Occasionally, shareholders provide written comments on their Proxy Cards which are then forwarded to the Company’s management.

ANNUAL REPORT

Will I receive a copy of the Company’s Annual Report?

Unless you have previously elected to view the Company’ Annual Report over the Internet, we have mailed you the Annual Report for the year ended December 31, 2004, with this Proxy Statement. The Annual Report includes the Company’s audited financial statements, along with other financial and product information. We urge you to read it carefully.

How can I receive a copy of the Company’s Form 10-K?

You can obtain, free of charge, a copy of our Annual Report and/or Form 10-K for the year ended December 31, 2004, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary
Gentex Corporation
600 North Centennial Street
Zeeland, Michigan 49464

You can also obtain a copy of the Company’s Annual Report, Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company’s Internet web site at:

          http://www.gentex.com/corp_investor.html.

The Company’s Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at www.sec.gov.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and the 2004 Annual Report are available on the Company’s Internet web site at:

          http://www.gentex.com/corp_investor.html

Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail.

If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

•	Following the instructions provided when you vote over the Internet, or
•	Going to https://www.icsdelivery.com/gntx and following the instructions provided.

If you are a holder of record and you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company’s Proxy Statement and Annual Report.   The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

If you hold your shares in “street name,” and choose to view future Proxy Statements and Annual Reports over the Internet and your bank, broker or other holder of record participates in this service, you will receive an e-mail message next year containing the Internet address to use to access the Company’s Proxy Statement and Annual Report.

HOUSEHOLDING INFORMATION

What is “householding?”

We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at the address notifies us that they wish to receive additional copies. This procedure reduces our printing costs, mailing costs, and fees.

Shareholders who participate in householding will continue to receive separate Proxy Cards. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, at your request we will promptly deliver a separate copy.

How do I withhold my consent to the householding program?

If you are a holder of record and share an address and last name with one or more holders of record, and you wish to continue to receive separate Annual Reports, Proxy Statements and other disclosure documents, you must withhold your consent by checking the appropriate box on the enclosed Proxy Card and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed Proxy Card must be returned and marked appropriately to withhold your consent to householding.

Even if you do not return the Proxy Card to withhold your consent to the householding program, you may revoke your consent at a future date. Please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  You will be removed from the householding program within 30 days of the receipt of the revocation of your consent.

If you are receiving multiple copies of the Annual Report and Proxy Statement at an address shared with another shareholder, you may also contact ADP to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

SOLICITATION OF PROXIES

          This Proxy Statement is being furnished by mail, or if shareholders have consented, by electronic delivery, on or about April 1, 2005, to the shareholders of Gentex Corporation, in connection with the solicitation by the Board of Directors of the Company, of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 12, 2005, at 4:30 p.m. EST, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan.

          Each shareholder, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

There are four ways to vote your shares:
1)	By Internet at https://www.proxyvote.com. We encourage you to vote this way.
2)	By toll-free telephone (refer to your Proxy Card or Voting Instruction Form for the correct number).
3)	By completing and mailing your Proxy Card or Voting Instruction Form.
4)	By written ballot at the Annual Meeting.

          If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by Proxy will be voted for the election of all nominees named in the Proxy; for the proposal to approve the First Amendment to the Gentex Corporation Qualified Stock Option Plan; and to ratify Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2005.  These proposals are described in this Proxy Statement.  A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy including a telephone or Internet vote, or (3) attending the meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

          March 18, 2005, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 77,905,418 shares of the Company’s common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on proposals presented to shareholders.

ELECTION OF DIRECTORS

          The Company’s Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has currently fixed the number of directors at nine. The Articles of Incorporation also specify that the Board be divided into three classes, with the classes to hold office for staggered terms of three years each.

          The majority of the members of the Company’s Board of Directors qualify as “independent directors” as determined in accordance with the current listing standards of the NASDAQ National Market (“NASDAQ”).  Based on the current NASDAQ listing standards, the Company’s Board of Directors has identified and affirmatively determined the following individuals have no material relationships with the Company other than as a director and are independent: Gary Goode, Frederick Sotok, Wallace Tsuha, Ted Thompson and Leo Weber.

          The Board has nominated Arlyn Lanting, Kenneth La Grand and Rande Somma for election as directors at the Annual Meeting, each to serve a three-year term expiring in 2008.  The terms of Messrs. Lanting, LaGrand, and Thompson expire upon the election of the directors to be elected at the Annual Meeting.

1)	Messrs. La Grand and Lanting were each previously elected as directors by the Company’s shareholders in 2002.
2)

Rande Somma has been nominated for election as a director for the first time.  Based on information provided by Mr. Somma to the Board of Directors, the Board has affirmatively determined that Mr. Somma has no material relationships with the Company and will qualify as an independent director under the current NASDAQ listing standards, if elected.  Mr. Sotok, the Chairman of the Nominating Committee, recommended Mr. Somma to the Company’s Nominating Committee as a potential candidate for nomination for election as a director.

          Unless otherwise specifically directed by a shareholder’s marking on the Proxy Card, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described below. If any of these nominees becomes unavailable, which is not now anticipated, the Board may designate a substitute nominee, under the recommendation of the Nominating Committee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

          A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law. Accordingly, the three nominees who receive the largest number of affirmative votes will be elected, regardless of the number of votes received. Broker non-votes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

          The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

          The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors, as of March 1, 2005.

Name, (Age) and Position	Business Experience Past Five Years

Nominees for Terms to Expire in 2008

Arlyn Lanting (64) Director since 1981

Mr. Lanting is the Vice President-Finance of Aspen Enterprises, Ltd., Grand Rapids, MI (investments), and he has held that position for more than five years.  Mr. Lanting serves on the Board’s Executive Committee.

Kenneth La Grand (64) Director since 1987

Mr. La Grand was the Executive Vice President of Gentex Corporation from September 1987 to January 2003.  Mr. La Grand is also a director of Clarion Technologies, Inc. Mr. La Grand serves on the Board’s Executive Committee.

Rande Somma (53)

Mr. Somma was the President of Automotive Operations - Worldwide, at Johnson Controls from 2002-2003, and was President of Automotive Operations – North America from 2000-2002.  Prior to that date and since 1988, Mr. Somma held several different managerial positions in the Automotive Systems Group at Johnson Controls.  Johnson Controls is a global market leader in automotive systems and facility management and control.  In the automotive market, it is a major supplier of integrated seating and interior systems and batteries.

Directors Whose Terms Expire in 2007

Frederick Sotok (70) Director since 2000

Mr. Sotok was Executive Vice President and Chief Operating Officer of Prince Corporation (manufacturer of automotive interior parts that was acquired by Johnson Controls in 1996) from October 1977 to October 1996.  Mr. Sotok is also a director of Clarion Technologies, Inc.  Mr. Sotok is Chairman of the Board’s Compensation and Nominating Committees, and serves on the Board’s Audit Committee.

John Mulder (68) Director since 1992

Mr. Mulder was the Vice President-Customer Relations of Gentex Corporation from February 2000 to June 2002.  Previously, he was Senior Vice President-Automotive Marketing from September 1998 to February 2000. Prior to September 1998, he was Vice President- Automotive Marketing for more than five years.

Wallace Tsuha (61) Director since 2003

Mr. Tsuha is Chairman and Chief Executive Officer of Saturn Electronics & Engineering, Inc. in Auburn Hills, Michigan, and he has held that position for more than five years.  Saturn Electronics is a global supplier of automotive electronics, electrical wiring, and electro-mechanical products to original equipment manufacturers (OEMs) and their first tier suppliers.

Directors Whose Terms Expire in 2006

Fred Bauer (62) Director since 1981	Mr. Bauer is the Chairman and Chief Executive Officer of Gentex Corporation, and he has held that position for more than five years. Mr. Bauer serves on the Board’s Executive Committee.

Gary Goode (60) Director since 2003

In 2004, Mr. Goode assumed the position of Chairman of Titan Distribution LLC, a Granger, Indiana, company that offers consulting and distribution services related to structural adhesives.  He was previously employed at Arthur Andersen LLP (“Andersen”) for 29 years, including 11 years as the managing partner of its West Michigan practice, until his retirement in March 2001.  During his public accounting career, Mr. Goode had extensive experience working with suppliers to the automotive industry.  He has provided consulting services since his retirement from Andersen.  Mr. Goode is the Audit Committee Chairman and a director of Universal Forest Products, Inc.  He is the Chairman of the Gentex Corporation Board’s Audit Committee, and serves on the Board’s Compensation and Nominating Committees.

Leo Weber (75) Director since 1991

Since 1990, Mr. Weber has been engaged in the consulting business as L.L. Weber & Associates, West Bloomfield, MI.  Previously, he was the President of Robert Bosch Corporation, Farmington Hills, MI (manufacturer of sophisticated automotive components). Mr. Weber serves on the Board’s Audit Committee.

          Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors and executive officers of the Company.  Kenneth La Grand and Frederick Sotok both sit on the Board of Directors of Clarion Technologies, Inc.

PROPOSAL TO APPROVE THE FIRST AMENDMENT TO THE GENTEX CORPORATION QUALIFIED STOCK OPTION PLAN

          Effective March 4, 2005, the Board of Directors took action to amend the Gentex Corporation Qualified Stock Option Plan (the “Plan”), subject to the approval of the Company’s shareholders.  The First Amendment to the Gentex Corporation Qualified Stock Option Plan approved by the Board (the “Amendment”) modifies the existing plan by changing the title of the Plan to the “Gentex Corporation Employee Stock Option Plan” and by allowing the Company to grant nonqualified stock options (“NQSOs”) in addition to incentive stock options (“ISOs”).  The Board of Directors adopted the Amendment and is recommending its approval by the shareholders in order to provide the Company with additional flexibility with respect to its decision to grant options in light of the current environment, including the upcoming requirement to expense stock options.  The grant of NQSOs will also allow the Company to take a deduction for tax purposes.  Shareholders will be asked to consider and approve the Amendment at the Annual Meeting.  The full text of the Amendment is appended to this Proxy Statement as Appendix A.

          The primary difference between ISOs and NQSOs is their tax treatment.  Under the terms of the Plan as amended by the Amendment, both ISOs and NQSOs will be granted at fair market value.  The following paragraphs summarize the federal income tax consequences with respect to options granted under the Plan as amended by the Amendment, based upon management’s understanding of the existing federal income tax laws.

          Incentive Stock Options (ISOs).  No tax consequences will result, except in the case of an optionee who is subject to the alternative minimum tax, to the optionee or the Company from the grant of an ISO to, or the exercise of an ISO by, the optionee.  Instead, the optionee will recognize gain or loss when the shares received upon exercise of the ISO are disposed of or sold.  For purposes of determining the gain or loss, the optionee’s basis in the shares will be the option price.  If the date of sale or disposition of the shares is at least two years after the date of the grant of the ISO and at least one year after receipt of the shares upon exercise of the ISO, the optionee will be entitled to capital gain treatment upon the sale disposition.

          The Company generally will not be allowed a tax deduction with respect to an ISO.  If an optionee, however, fails to meet the holding period requirements, or makes a disqualifying disposition under the option plan, any gain realized upon sale or disposition of the shares received upon exercise will be treated as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over the option price.  In that case, the Company will be allowed a corresponding tax deduction.

          The amount, if any, by which the fair market value of the shares transferred to the optionee upon the exercise of an ISO exceeds the option price will constitute an item of tax preference, subject, in certain circumstances, to the alternative minimum tax.

          Nonqualified Stock Options (NQSOs).  No tax consequences will result, except in the relatively unusual circumstance in which a NQSO is deemed to have a “readily ascertainable” fair market value (for federal income tax purposes) at the time it is granted, to the optionee or the Company from the grant of a NQSO to the optionee.  However, unlike an ISO, the optionee will generally be taxed at ordinary income rates at the time the optionee exercises a NQSO.  The amount taxed will be the difference between the fair market value of the stock acquired through exercise of the option and the price paid by the optionee for such stock.  The Company will generally be entitled to a corresponding tax deduction.  If the stock received by the optionee upon exercise of the NQSO is not transferable or is subject to a substantial risk of forfeiture, the optionee may not be taxed at the time of exercise (and, in such case, the Company would not be entitled to a corresponding tax deduction).

          Assuming that the optionee was taxed upon the exercise of a NQSO, any gain on the subsequent sale of the stock acquired upon exercise will be taxed at capital gain rates.  For purposes of determining the gain or loss, the optionee’s basis in the shares will be the option price paid upon exercise plus any income upon which tax is paid by the optionee at the time of exercise.

          The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical.  Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

          A majority of votes cast by holders of shares entitled to vote at the Annual Meeting of Shareholders, in person or by proxy, on the proposal to adopt the Amendment is required for approval.

          The Board of Directors recommends a vote FOR adoption of the proposed Amendment.

CORPORATE GOVERNANCE

          The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professionalism and personal conduct, and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

          The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee, and may also appoint other committees from time to time.  Other than the Executive Committee, each committee has a written charter.  All such charters, as well as any documents marked with an asterisk (*) in this “Corporate Governance” section of this Proxy Statement, are available on the Company’s internet web site at http://www.gentex.com/corp_investor.html under “Corporate Governance”.  Any of these documents will be provided in print to any shareholder who submits a request in writing to the Corporate Secretary, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464.

          Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board of Directors attended the 2004 Annual Meeting of Shareholders and each of the current members of the Board of Directors and Mr. Somma, a nominee for election as a director, are expected to attend the 2005 Annual Meeting of Shareholders. During 2004, the Board of Directors met on three occasions. All directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served, except for Ted Thompson, who attended 65 percent, due to the illness of an immediate family member.

Independent Directors

•

In accordance with NASDAQ’s corporate governance rules, in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence.  The Board of Directors has affirmatively determined a majority of its members are independent, and they include Messrs. Goode, Sotok, Tsuha, Thompson and Weber.  Based on the information provided by Mr. Somma to the Board, the Board has affirmatively determined that Mr. Somma will qualify as an independent director under the current NASDAQ listing standards, if elected.

•	A meeting of the independent directors, separate from management, is an agenda item at each Board of Directors meeting. During 2004, the independent directors met on three occasions.

Audit Committee

•

During the fiscal year ending December 31, 2004, the Company’s Audit Committee was comprised of Messrs. Goode, Sotok, Thompson and Weber, and met seven times during that period.  Information regarding the functions performed by the Committee is set forth in the following “Report of the Audit Committee.”

•

The Board of Directors has affirmatively determined that all members of the Audit Committee meet the appropriate tests for independence, including those set forth in the NASDAQ corporate governance rules.

•

All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Goode, meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.

•	The Company’s independent auditors report directly to the Audit Committee.
•

The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal controls.

•

The Audit Committee’s policy regarding the pre-approval of audit and non-audit services provided by the Company’s independent auditors is outlined in a document called “Revised Audit Committee Procedures for Approval of Audit and Non-Audit Services by Independent Auditors,” which is attached as Appendix B to this Proxy Statement.

•	The Audit Committee has adopted a policy titled “Complaint Procedures for Accounting and Auditing Matters” (*) to enable confidential and anonymous reporting to the Audit Committee.

Compensation Committee

•

During the fiscal year ended December 31, 2004, the Company’s Compensation Committee was comprised of Messrs. Sotok, Goode and Thompson, and met five times during that period.  The Compensation Committee is responsible for administering the Company’s stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company.

•

The Board of Directors has affirmatively determined that all members of the Compensation Committee meet the appropriate tests for independence, including those set forth in the NASDAQ corporate governance rules.

Nominating Committee

•

During the fiscal year ended December 31, 2004, the Company’s Nominating Committee was comprised of Messrs. Sotok, Goode and Thompson, and met two times during that period.  The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company’s Board of Directors.

•

The Board of Directors has affirmatively determined that all members of the Nominating Committee meet the appropriate tests for independence, including those set forth in the NASDAQ corporate governance rules.

•	The Nominating Committee has adopted certain procedures contained in a document called “Selection Process for New Board Candidates” (*) to consider candidates for director nominees.
•

The Nominating Committee’s process for identifying and considering candidates to be nominated as directors and minimum qualifications for candidates is contained in a document called “Position Profile: Member of the Board of Directors” (*).

•	The Nominating Committee has not yet paid any third party a fee to assist in identifying and evaluating nominees, but has the authority to do so.
•	The Nominating Committee has not, to date, received any potential director candidates for nomination from any shareholder that beneficially owns more than 5 percent of the Company’s common stock.
•

The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for the Board of Directors. If you want to recommend a director candidate, you may do so in accordance with the Company’s procedures or the Company’s Articles of Incorporation. If a shareholder desires to recommend a candidate for consideration by the Nominating Committee for inclusion in the Company’s 2006 Proxy Statement as a Board nominee, that recommendation should be submitted in writing, together with appropriate biographical information, to the Chairman of the Nominating Committee, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial Street, Zeeland, Michigan 49464.  Any such nominations must be received by the Chairman of the Nominating Committee by no later than December 14, 2005, to allow adequate time for consideration of the nominee. Other nominations by shareholders for any directorship may be submitted to the Board of Directors by written notice within the time periods set forth in the Company’s Articles of Incorporation, which must include certain biographical information. In general, a written notice must be timely received and contain all information required to be disclosed in a solicitation of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, in addition to other information.

•

In accordance with the above-referenced Selection Process for New Board Candidates and the Position Profile, the independent directors approved the slate of nominees standing for election at the 2005 Annual Meeting of Shareholders, including Mr. Somma, who has not previously been nominated for election, and recommended the same to the entire Board of Directors.

Executive Committee

•

The Company has an Executive Committee comprised of Messrs. Bauer, Lanting and La Grand.  The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board.  In practice, the Executive Committee acts in place of the full Board only when emergency issues or scheduling make it difficult or impracticable to assemble the full Board.  All actions taken by the Executive Committee must be reported at the next Board meeting.  This committee did not meet during the fiscal year ended December 31, 2004.

•	The Executive Committee does not take any action which must be approved by the independent directors or a committee made up of only independent directors under applicable laws, rules and regulations.

Codes

•

The Board of Directors has adopted a “Code of Ethics for Certain Senior Officers” (*) that applies to the Company’s chief executive officer, principal financial officer and treasurer. Information concerning any alleged violations are to be reported to the Audit Committee.

•	The Company has also adopted a “Code of Business Conduct and Ethics” (*). This Code applies to all directors, officers and employees of the Company.
•	No waivers of either of the foregoing codes has occurred to date.

Shareholder Communication with Members of the Board of Directors

•

You may contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial, Zeeland, Michigan 49464.  Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

•

The Company complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

•

Under the regulations of the Securities and Exchange Commission (SEC), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock.  Information on filings made by any of our directors or executive officers can be found on the Company’s web site at http://www.gentex.com/corp_investor.html under “SEC Filings.”

Report of the Audit Committee

          The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance, and ethics. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Audit Committee reviews this Charter on an annual basis.  The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

          Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, Ernst & Young, LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

          Pursuant to a meeting of the Audit Committee on February 14, 2005, the Audit Committee reports that it has:  (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters (such as quality of the Company’s accounting principles and internal controls) required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and (iii) received written confirmation from Ernst & Young LLP that it is independent and written disclosures regarding such independence as required by Independence Standards No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditors the auditor’s independence.  Based on the review and discussions referred to in Items (i)-(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and Annual Report to Shareholders for filing with the Securities and Exchange Commission.

          The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2005, and has submitted the same to the shareholders for ratification at the Annual Meeting.

          This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee:	Gary Goode, Chairman
Fred Sotok
Ted Thompson
Leo Weber

February 14, 2005

SECURITIES OWNERSHIP OF MANAGEMENT

          The following table contains information with respect to ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption “Executive Compensation,” and all directors and executive officers as a group.  The content of this table is based upon information supplied by the Company’s officers, directors and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of March 1, 2005.

	Amount and Nature of Ownership

Name of Beneficial Owner	Shares Beneficially Owned (1)		Exercisable Options (2)	Percent of Class

Dennis Alexejun	48,868		32,993	*
Fred Bauer	3,031,406		270,600	3.9%
John Carter	58,138		38,368	*
Garth Deur	47,720		27,420	*
Gary Goode	17,588		14,088	*
Enoch Jen	107,016		54,801	*
Arlyn Lanting	609,000	(3)	93,000	*
Kenneth La Grand	274,999	(4)	12,000	*
John Mulder	124,460		17,606	*
Rande Somma	0		0	*
Frederick Sotok	27,334	(5)	23,000	*
Ted Thompson	123,000		33,000	*
Wallace Tsuha	9,926		8,926	*
Leo Weber	85,300		53,000	*
All directors and executive officers as a group (14 persons)	4,564,755		678,802	5.9%

* Less than one percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.
(2)	This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned “Shares Beneficially Owned.”
(3)

Includes 400,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares.

(4)

Includes 50,000 shares held in a trust established by Mr. La Grand’s spouse, and Mr. La Grand disclaims beneficial ownership of those shares. Also includes 17,514 shares held in trust by Mr. La Grand’s spouse for Mr. La Grand’s grandchildren, and Mr. La Grand disclaims beneficial ownership of these shares.

(5)	Includes 87 shares owned by Mr. Sotok’s spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent of the Company’s voting securities. The information contained in this table is based on information contained in Schedule 13G furnished to the Company.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Capital Research and Management Company	5,915,000	7.6%
333 South Hope Street
Los Angeles, CA 90071
T. Rowe Price Associates, Inc.	4,444,000	5.7%
100 E. Pratt Street
Baltimore, MD 21202

EXECUTIVE COMPENSATION

          The following table contains information regarding compensation paid by the Company for each the last three fiscal years to its chief executive officer and the Company’s four most highly compensated executive officers other than the chief executive officer.

Summary Compensation Table

Executive	Year				Long-Term Compensation			All Other Compensation ($) (2) (3)

		Annual Compensation			Awards		Payouts

		Salary ($)	Bonus ($)	Other ($)	Restricted Stock Award($)(1)	Securities Underlying Options (#)	LTP ($)

Fred Bauer Chairman and CEO	2004 2003 2002	357,105 334,072 319,806	75,523 76,461 66,528		— — —	94,500 90,000 80,000		7,638 6,684 5,784
Garth Deur Executive Vice President	2004 2003 2002	215,818 201,202 176,636	83,329 80,579 65,331		— 464,400 —	24,720 23,100 22,000		6,108 5,604 4,672
Dennis Alexejun Vice President, North American Automotive Marketing	2004 2003 2002	177,530 166,322 158,379	37,578 48,076 57,951		191,070 — —	16,190 15,560 14,820		4,854 4,731 4,111
John Carter Vice President, Mechanical Engineering	2004 2003 2002	189,955 177,402 168,931	66,113 64,721 48,152		— 286,578 —	16,210 15,440 14,700		5,408 4,714 4,073
Enoch Jen Vice President, Finance	2004 2003 2002	151,440 132,095 125,851	48,660 59,923 56,678		379,800 — —	19,200 18,300 17,400		4,630 6,456 5,550

(1)

Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company’s Restricted Stock Plan. Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant.  Dividends are and will be paid on these shares if, and to the same extent, paid on the Company’s common stock.  At the close of the Company’s fiscal year, the following officers held the following number of restricted shares with the corresponding net market values:  Garth Deur – 19,800 shares for $732,996; Dennis Alexejun – 10,500 shares for $388,710, John Carter – 17,850 shares for $660,807, and Enoch Jen – 16,500 shares for $610,830.

(2)	These amounts represent the sum of “matching” contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each named executive officer.
(3)

These amounts exclude the personal use of Company automobiles by Messrs. Bauer, Deur, Alexejun and Carter, pursuant to the Company’s policy for use of such vehicles, and membership fees at two local country clubs for Messrs. Deur and Alexejun.  Such amounts are below the threshold set forth in Item 402(b)(2)(iii)(C) of Regulation S-K.  Amounts for the personal use of Company automobiles are, however, included in the named executives’ taxable compensation to the extent applicable.  Also excluded is personal use of Company aircraft, which the Company makes available to its executives when personal use does not conflict with any business purpose for the aircraft.  However, the executive is required to reimburse the Company for its incremental cost for such use.

          The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants

Executive	Number of Securities, Underlying Options (#)(1)	Percent of Options to All Employees	Exercise Price ($/sh)(2)	Expiration Date	Grant Date Present Value ($)(3)

Fred Bauer	94,500	6.4%	34.49	8/12/11	1,225,363
Garth Deur	24,720	1.7%	35.41	12/22/11	312,290
Dennis Alexejun	16,190	1.1%	34.74	9/29/11	209,104
John Carter	16,210	1.1%	39.68	6/30/11	254,940
Enoch Jen	19,200	1.3%	42.20	3/26/11	322,965

(1)

These options become exercisable, so long as employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2)

The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3)

Based on the Black-Scholes option valuation model, assuming volatility of 49 percent, a risk-free rate of return equal to seven-year treasury bonds, a dividend yield, where applicable, of 1.8%, and an exercise date of seven years after grant.  This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options.  The ultimate value of options will depend on the Company’s success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.

          The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

Aggregated Option Exercises in Last Fiscal Year and Year-end Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)

Executive			Exercisable	Unexercisable	Exercisable	Unexercisable

Fred Bauer	60,000	1,226,022	270,600	260,900	3,505,687	1,332,093
Garth Deur	3,600	56,808	27,420	67,000	236,854	235,942
Dennis Alexejun	10,562	204,857	32,993	45,710	435,409	229,359
John Carter	0	0	38,368	45,482	334,031	257,387
Enoch Jen	8,012	190,085	37,321	54,080	275,584	324,444

          The following table summarizes securities issued and to be issued under the Company’s equity compensation plans as of December 31, 2004:

Equity Compensation Plan Summary

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation Plans approved by Shareholders	5,835,335	$29.80	8,773,632
Equity Compensation Plans not approved by Shareholders	—	—	—
Total	5,835,335	$29.80	8,773,632

Executive Compensation Report

          Responsibility.  Responsibility for the Company’s executive compensation program has been delegated by the Board of Directors to the Compensation Committee.  The Compensation Committee is currently comprised of three members, each of whom the Board has determined meets the appropriate tests for independence for Compensation Committee members under the NASDAQ listing standards.

          Compensation Philosophy and Practice.  The executive compensation program is composed of three elements:  base salary, annual bonus, and stock-based incentives.  These elements are utilized to accomplish several objectives:

•	Provide the means to attract motivate and retain management personnel.
•	Provide long-term success by focusing on continued technical development and improving customer satisfaction.
•	Provide base salary compensation that is competitive in the market for managerial talent.
•	Provide annual bonus compensation reflective of both individual achievement and overall Company performance.
•	Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

          Base Pay Levels.  Base compensation for executive officers is predicated primarily on competitive circumstances for managerial talent and positions reflecting comparable responsibility.  Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis reflecting the entrepreneurial, high-growth rate stage of the Company’s development.  The Chief Executive Officer (“CEO”) provides input with respect to the base salary decisions for executive officers other than the CEO.  The base salary for all of the executive officers are approved by the Compensation Committee, while the CEO’s compensation is recommended by the Compensation Committee to the entire Board of Directors for its approval.  The Compensation Committee reviews compensation survey information, textual materials regarding executive compensation strategies, the past and expected contributions of the executive officers, comparisons of management compensation to nonmanagement compensation, and other available data in determining recommendations for base salary.  With respect to the CEO, the performance of the management team assembled and led by him is also a factor.  The average salary levels for the Company’s hourly paid workers and salaried employees are also considered.

          Bonuses.  Annual bonus compensation for executive officers is composed of two elements:  payments under the Company’s Gain-Sharing Bonus Plan and performance bonuses.  All employees of the Company, including the CEO and executive officers, are eligible to share in the Company’s Gain-Sharing Bonus Plan after the first three months of employment.  A percentage of pretax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees.  In addition, performance bonuses are paid to various managerial employees, including the executive officers, based upon individual performance during the year and overall performance of the Company during the year.  The CEO provides input with respect to the performance of each executive officer and provides recommendations concerning performance bonuses predicated approximately one-half on the individual’s achievements and contributions to the Company’s success, and one-half on overall performance of the Company for the year.

          Stock-Based Incentives.  The stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them appropriate incentives to achieve Company successes which will hopefully lead to increases in the price of the Company’s shares.  During 2004, the Compensation Committee awarded executive officers stock options in part based on input from the CEO with respect to other executive officers.  The Board of Directors itself determined the stock options of the CEO.

          The Compensation Committee has approved the CEO and executive officers’ compensation, and will recommend and/or approve all such future compensation in accordance with the Compensation Committee Charter.

Compensation Committee Members:	Fred Sotok, Chairman
Gary Goode
Ted Thompson

February 9, 2005

Stock Performance Graph

          The following graph depicts the cumulative total return on the Company’s common stock compared to the cumulative total return on The NASDAQ Stock Market® index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers).  The graph assumes an investment of $100 on the last trading day of 1999, and reinvestment of dividends in all cases.

          The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission.  Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

          Directors who are employees of the Company receive no compensation for services as directors.  Directors who are not employees of the Company receive a director’s retainer in the amount of $7,000 per year plus $1,000 for each meeting of the Board attended and $750 for each committee meeting attended.  In addition, each nonemployee person who is a director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 6,000 shares of the Company’s common stock at a price per share equal to the fair market value on that date.  Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.  The Company also makes Company aircraft available to directors for personal use if such use does not conflict with any business purpose for the aircraft.  However, the director is required to reimburse the Company for its incremental cost for such use.

          The Company has entered into consulting agreements with John Mulder and Ken La Grand, subsequent to each gentleman’s retirement in June 2002 and January 2003, respectively.  During 2004, the Company paid Mr. Mulder $17,500 in consulting fees, plus reimbursement of business expenses.  Mr. La Grand did not provide, and was not paid for, any consulting services or business expenses during 2004.

Compensation Committee Interlocks and
Insider Participation in Compensation Decisions

          The Compensation Committee is comprised solely of members of the Company’s Board of Directors who are independent under the applicable NASDAQ listing standards. For the fiscal year ended December 31, 2004, that Committee was responsible for supervising the Company’s executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year.  The independent directors have approved CEO and executive officer compensation as required by applicable laws, rules and regulations.

CERTAIN TRANSACTIONS

          Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company’s fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer.  The lease is a “net” lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent.  During 2004, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same.  The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

          Jeremy Fogg, Director of Advanced Mechanical Engineering, is the son-in-law of Fred Bauer, Gentex Corporation’s Chairman of the Board and Chief Executive Officer. In 2004, Jeremy Fogg earned $118,156, including profit-sharing and performance-based bonuses.  Jeremy Fogg also received options to purchase 5,210 shares of Gentex common stock at an exercise price of $34.74, and also received a restricted stock grant of 3,000 shares valued at $104,220.

          Judy Filley, Senior Programmer/Analyst, is the sister-in-law of Fred Bauer, Gentex Corporation’s Chairman of the Board and Chief Executive Officer.  In 2004, Judy Filley earned $73,850, including profit-sharing and performance-based bonuses.  Judy Filley also received options to purchase 3,030 shares of Gentex common stock at an exercise price of $35.41.

          Bruce Los, Vice President, Human Resources, is the brother-in-law of Garth Deur, Gentex Corporation’s Executive Vice President.  In 2004, Bruce Los earned $160,789, including profit-sharing and performance-based bonuses.  Bruce Los also received options to purchase 8,560 shares of Gentex common stock at an exercise price of $35.41.

          Marc Keizer, Manager of Business Planning, is the son-in-law of Kenneth La Grand, a member of Gentex Corporation’s Board of Directors.  In 2004, Marc Keizer earned $86,482, including profit-sharing and performance-based bonuses.  Marc Keizer also received options to purchase 3,000 shares of Gentex common stock at an exercise price of $35.41.

          The Company is highly selective, and hires new employees based upon merit. Employees may also be eligible for certain other benefits which are similarly available on no less favorable terms to other employees of the Company at the same level and pay rate.  Family members of any employee are not discouraged from seeking employment.  It is, however, the Company’s practice that no family member is directly managed by another member of the same family.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PRINCIPAL ACCOUNTING FEES AND SERVICES

          The Audit Committee and Board of Directors have selected, and submits to shareholders for ratification, Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005.  The following fees were billed by Ernst & Young LLP, the Company’s independent auditors, for the services provided to the Company during the fiscal years ended December 31:

	2004	2003

Audit Fees	$225,477	$174,928
Audit-Related	—	3,500
Tax Services	64,420	63,767
All Other	—	—

Total	$289,897	$242,195

          Audit fees include the annual audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting (2004 only), timely quarterly reviews, foreign statutory audits and consultations concerning accounting matters associated with the annual audit.  Tax services primarily include amounts billed for assistance with the calculation of the extra-territorial exclusion and consultations on other tax matters.  All non-audit services were pre-approved by the Audit Committee pursuant to the Revised Audit Committee Procedures for Approval of Audit and Non-audit Services by Independent Auditors.

          Although ratification of the independent auditors by the Company’s shareholders is not legally required, our Board of Directors believes that submission of this matter to the shareholders follows sound business practice and is in the best interest of shareholders in the current environment.  If the shareholders do not approve the selection of Ernst & Young LLP, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee.

          Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

          Any proposal of a shareholder intended to be presented at the 2005 Annual Meeting of the Company must be received by the Company at its headquarters, c/o Corporate Secretary’s Office, 600 North Centennial Street, Zeeland, Michigan 49464, no later than December 14, 2005, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting.  In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company’s Proxy materials.  A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

          The Company’s Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

          Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement.  If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment.  Discretionary authority to do so is included in the Proxy.

          The cost of the solicitation of Proxies will be borne by the Company.  In addition to the use of the mail and e-mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation.  The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

          Shareholders are urged to promptly vote your shares either on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Connie Hamblin
Secretary

April 1, 2005

Appendix A

FIRST AMENDMENT TO THE
GENTEX CORPORATION QUALIFIED STOCK OPTION PLAN
(As Amended and Restated, Effective February 26, 2004)

          This FIRST AMENDMENT TO THE GENTEX CORPORATION QUALIFIED STOCK OPTION PLAN is adopted by the Board of Directors of Gentex Corporation, a Michigan corporation (the “Corporation”), as of the 4th day of March, 2005, with reference to the following:

          A.        The Gentex Corporation Qualified Stock Option Plan (As Amended and Restated, Effective February 26, 2004) (the “Plan”) was approved by the Corporation’s Board of Directors on February 26, 2004, and was approved by the Corporation’s shareholders on May 13, 2004.

          B.        The Board of Directors has elected to amend the Plan to permit the grant of both incentive stock options and nonqualified stock options.  This First Amendment is subject to the approval of the shareholders of the Corporation.

          NOW, THEREFORE, subject to the approval of the shareholders of the Corporation, the Plan is amended as follows:

          1.        The title of the Plan is hereby amended to be the “GENTEX CORPORATION EMPLOYEE STOCK OPTION PLAN.”

          2.        The following definitions are hereby added as Paragraphs 2(k), (l), and (m) of the Plan:

k.	“Code” means the Internal Revenue Code of 1986, as amended.

l.

“Incentive Stock Option” or “ISO” shall mean an option to purchase shares of Common Stock granted pursuant to this Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

m.	“Nonqualified Stock Option” or “NQSO” shall mean an option to purchase shares of Common Stock granted pursuant to this Plan, which is not an Incentive Stock Option.

          3.        The following new Paragraph 14 is hereby added to the Plan:

          14.          Types of Stock Options.  The Committee shall have the authority to grant to any eligible employee one or more Incentive Stock Options, Nonqualified Stock Options, and/or a combination of both types of options.  To the extent that any option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such option or the portion thereof that does not qualify shall constitute a separate NQSO.  Whenever possible, each provision in this Plan and of each ISO granted pursuant to this Plan shall be interpreted in such a manner as to entitle each ISO granted pursuant to this Plan to the tax treatment afforded by Section 422 of the Code.  If any provision of this Plan or of any ISO granted pursuant to this Plan shall be held not to comply with requirements necessary to entitle such ISO to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the ISO to the tax treatment afforded under Section 422 of the Code, and (ii) all other provisions of this Plan and the applicable ISO shall remain in full force and effect.  If any Option Agreement for an ISO granted pursuant to this Plan does not explicitly include any terms required to entitle such ISO to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such ISO and the ISO shall be deemed to have been granted subject to all such terms.  Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under this Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of Optionees affected, to disqualify any ISO under such Section 422.  The aggregate Market Value of the shares of Common Stock with respect to which one or more ISOs (or other incentive stock options, within the meaning of Section 422 of the Code, under all other option plans of the Corporation) granted on or after January 1, 1987, that are exercisable for the first time by an Optionee during any calendar year, shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

          4.         In all other respects, the Plan shall continue in full force and effect.

CERTIFICATION

          The foregoing First Amendment was duly adopted by the Board of Directors of the Corporation, effective March 4, 2005, subject to the approval of the Corporation’s shareholders.

Connie Hamblin, Secretary
Gentex Corporation

Appendix B

Revised Audit Committee
Procedures for Approval of Audit and Non-Audit
Services by Independent Auditors

The following procedure is adopted by the Audit Committee relating to the approval of audit and non-audit services provided by the Company’s independent auditors.

1.

The Committee has reviewed and approved work to be performed by the independent auditors in the areas of tax, audit and advisory services and subcategories within each category as designated on the attached schedule.

2.	Any additional audit and non-audit work performed by the independent auditors that is not included on the attached schedule must be specifically pre-approved as follows:

a.

If the proposed independent auditors’ engagement is equal to or less than $25,000, the Chairman of the Audit Committee must pre-approve the work and will communicate his approval to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee.

	b.	If the proposed independent auditors’ engagement is greater than $25,000, the full Audit Committee must pre-approve the work.

3.	The independent auditors may not conduct any work that is prohibited by applicable SEC rules or regulations Effective October 30, 2003

Effective October 30, 2003

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 18, 2005, at the Annual Meeting of Shareholders to be held on May 12, 2005, or any adjournment thereof.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Election of Directors (except where marked to the contrary) for a three-year term.	3. Ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2005.

_____FOR ____ WITHHELD	_____FOR ____ AGAINST _____ ABSTAIN

Nominees: Arlyn Lanting, Kenneth La Grand, Rande Somma

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name listed above.)	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

2. Proposal to approve the First Amendment to the Gentex Corporation Qualified Stock Option Plan.

_____FOR ____ AGAINST _____ ABSTAIN	______ I plan to attend the meeting.
______ I do not plan to attend the meeting.

To receive only one annual report, proxy statement, prospectus or other disclosure document at the address shown on this proxy card.

_______YES     _______ NO

(To be Signed on Reverse Side)

When properly executed, this proxy will be voted in the manner directed by the shareholder(s).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM, FOR THE PROPOSAL TO APROVE THE FIRST AMENDMENT TO THE GENTEX CORPORATION QUALIFIED STOCK OPTION PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2005.

SIGNATURE	DATE

SIGNATURE	DATE

NOTE:

Please sign as your name appears hereon.  When shares are held jointly, each holder should sign.  When signing for an estate, trust, or corporation, the title and capacity should be stated.  Persons signing as attorney-in-fact should submit powers of attorney.